FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AND

LISTING OF SUCH SECURITIES ON THE
NEW YORK STOCK EXCHANGE, INC.

TOLL CORP.
(Exact name of each registrant as specified in its charter)

Delaware	23-2485860

(State or other jurisdiction of incorporation of each registrant)	(I.R.S. Employer Identification Number)

3103 Philmont Avenue
Huntingdon Valley, Pennsylvania 19006

(Address, including zip code, of
registrants’ principal executive offices)

Securities to be registered pursuant to Section 12(b)
of the Securities Exchange Act of 1934 (the “Act”):

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.25% Senior Subordinated Notes	New York Stock Exchange
due 2011 of Toll Corp.

This form relates to the registration of a class of “debt securities,” as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and, pursuant to General Instruction A.(c) will be effective upon the later of the receipt by the Securities and Exchange Commission (the “Commission”) of certification from the New York Stock Exchange or effectiveness of the Securities Act registration statement relating to the class of securities that are the subject of this registration statement. Toll Brothers, Inc., the guarantor of these debt securities, is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933 (the “Securities Act”).

Securities Act registration statement file number to which this form relates: Form S-3 File Nos. 333-91773, 333-91773-01, 333-91773-02 and 333-91773-03

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received an opinion of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the “Debt Securities”); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act, or, if not registered, the reasons why not.

Registrant:	Toll Corp.
	Date:	February 24, 2004

	By:	Joseph R. Sicree

Name: Joseph R. Sicree
Title: Chief Accounting Officer

Listing Application to
New York Stock Exchange, Inc.
(637432-              )

The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of Toll Corp. subject to official notice of issuance, and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act.

By:

Janice O’Neill
Vice President
Corporate Compliance